FOR IMMEDIATE RELEASE

Iron Mountain Reports Third-Quarter 2018 Results

BOSTON – October 25, 2018 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces financial and operating results for the third quarter of 2018. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release and reconciliations of non-GAAP measures to the appropriate GAAP measures, are available on Iron Mountain’s Investor Relations website at http://investors.ironmountain.com/company/for-investors/events-and-presentations/events/event-details/2018/Q3-2018-Iron-Mountain-Incorporated-Earnings-Conference-Call/default.aspx or by clicking HERE.

Financial Performance Highlights for the Third Quarter and Year-to-date 2018

•
Total reported Revenues for the third quarter were $1,061 million in 2018, compared with $966 million in 2017. On a constant dollar (C$) basis, Total Revenues grew 12.4% compared to the prior year, reflecting a full quarter of results from recent data center acquisitions not included in the 2017 period. Year to date, Total reported Revenues were $3.16 billion, compared with $2.85 billion in 2017, an increase of 10.4% on a C$ basis.

•
Income from Continuing Operations for the third quarter was $79 million, compared with $25 million in the third quarter of 2017. Income from Continuing Operations included $9 million of significant acquisition costs in the third quarter of 2018, compared with $18 million in the third quarter of 2017. Year to date, Income from Continuing Operations was $218 million, compared with $167 million in 2017, with significant acquisition costs of $39 million in 2018 and $59 million in 2017. For the third quarter of 2017, Income from Continuing Operations also included $48 million of debt extinguishment charges associated with U.S. and Canadian debt refinancing activity.

•
On a reported dollar basis, Adjusted EBITDA for the third quarter was $364 million, compared with $323 million in 2017. On a C$ basis, Adjusted EBITDA increased by 14.8% reflecting the data center acquisitions noted above, flow through from revenue management programs, improvement in Service margins, and cost synergies resulting from the Recall acquisition. Year to date, Adjusted EBITDA was $1.08 billion, compared with $934 million in 2017, an increase of 14.5% on a C$ basis.

•
Reported EPS - Fully Diluted from Continuing Operations for the third quarter was $0.27 compared with $0.10 for the third quarter of 2017. Year to date, Reported EPS - Fully Diluted from Continuing Operations was $0.76 compared with $0.62 in 2017. Reported EPS in 2018 was impacted by increased interest, depreciation and amortization expense related to the recent data center acquisitions, while reported EPS in 2017 included the debt extinguishment charge noted above as well as a gain on sale of the company’s business in Russia and Ukraine.

•
Adjusted EPS for the third quarter was $0.28, compared with $0.31 in 2017. Adjusted EPS for the third quarter of 2018 reflects a structural tax rate of 20.3%, compared with a structural tax rate of 21.5% in 2017. Year to date, Adjusted EPS was $0.83, compared with $0.85 in 2017.

•
Net Income for the third quarter was $67 million compared with $24 million in 2017, reflecting impacts from the data center acquisitions noted above. Year to date, Net Income was $206 million compared with $164 million in 2017.

•	FFO (Normalized) per share was $0.55 for the third quarter, flat compared with $0.55 in 2017. Year to date, FFO (Normalized) per share was $1.60, compared with $1.58 in 2017.

•	AFFO was $229 million for the third quarter compared with $210 million in 2017, an increase of 8.8%. Year to date, AFFO was $680 million, compared with $598 million in 2017.
Guidance
The company revised its 2018 full-year constant dollar guidance, including Revenue growth of 9% to 11% from the previous range of 7% to 9% and increased AFFO growth guidance to 13% to 16% from the previous range of 5% to 13% for full year 2018. Guidance details are available on Page 6 of the supplemental financial information.

Dividend
Based upon continued demonstration of growth and durability of cash flows, the company’s board of directors declared a quarterly cash dividend of $0.611 per share for the fourth quarter for shareholders of record on December 17, 2018, up 4% from the third-quarter dividend per share of $0.5875 per share.

Forward Looking Statement
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not, limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2018 guidance, and statements about our investment and other goals. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) our ability to remain qualified for taxation as a real estate investment trust for U.S. federal income tax purposes; (ii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (iii) changes in customer preferences on and demand for our storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information or our internal records or IT systems and the impact of such incidents on our reputation and ability to compete (vi) changes in the political and economic environments in the countries in which our international subsidiaries operate and changes in the global political climate; (vii) our ability or inability to manage growth, expand internationally, complete acquisitions on satisfactory terms and to close pending acquisitions and to integrate acquired companies efficiently; (viii) the impact of service interruptions or equipment damage, and cost of power on our data center operations; (ix) our ability or inability to satisfy our debt obligations and restrictions in our debt instruments; (x) changes in the amount of our capital expenditures and our ability to invest in accordance with plan; (xi) changes in the cost of our debt; (xii) the impact of alternative, more attractive investments on dividends; (xiii) the cost or potential liabilities associated with real estate necessary for our business; (xiv) the performance of business partners upon whom we depend for technical assistance and shared services; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports or incorporated therein. You should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations, which may or may not occur. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM), founded in 1951, is the global leader for storage and information management services. Trusted by more than 225,000 organizations around the world, and with a real estate network of more than 85 million square feet across more than 1,400 facilities in over 50 countries, Iron Mountain stores and protects billions of valued assets, including critical business information, highly sensitive data, and cultural and historical artifacts. Providing solutions that include information management, digital transformation, secure storage,  secure destruction, as well as data centers, cloud services and art storage and logistics, Iron Mountain helps customers lower cost and risk, comply with regulations, recover from disaster, and enable a more digital way of working. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Greer Aviv                        Anjaneya Singh, CFA
Senior Vice President, Investor Relations        Director, Investor Relations
greer.aviv@ironmountain.com            anjaneya.singh@ironmountain.com
(617) 535-2887                    (617) 535-8577
Media Contacts:
Christian T. Potts                    Kaitlyn Rawlett
Director, Corporate Communications            Weber Shandwick
Christian.Potts@ironmountain.com            KRawlett@webershandwick.com
(617) 535-8721                    (212) 445-8082